EXHIBIT 23





            Consent of Independent Registered Public Accounting Firm
                                                     --------


Board of Directors
UCI Medical Affiliates, Inc.
Columbia, South Carolina


We consent to the incorporation by reference in Registration Statement (No. 333-02943) of UCI Medical Affiliates, Inc. on Form S-8 relating to the registration of up to 750,000 shares common stock pursuant to its 1994 Incentive Stock Option Plan of our report dated November 23, 2005, which is included in UCI Medical Affiliates, Inc.'s, Annual Report on Form 10-K for the year ended September 30, 2005.


/s/ Scott McElveen, L.L.P.
Scott McElveen, L.L.P.

Columbia, South Carolina
November 23, 2005